UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

AKARI THERAPEUTICS, PLC

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-36288	98-1034922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Boston Wharf Road FL 7

Boston, MA 02210

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (929) 274-7510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
American Depository Shares, each representing 2000 Ordinary Shares	AKTX	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share*		The Nasdaq Stock Market LLC

*Trading, but only in connection with the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 14, 2025, Akari Therapeutics, Plc (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors providing for the issuance and sale, in a registered direct offering (the “Offering”), of 3,125,000 American Depositary Shares (“ADSs”), each representing 2,000 ordinary shares, par value $0.0001 per share (“Ordinary Shares”), of the Company. The ADSs have been offered and sold together with series E warrants to purchase up to an aggregate of 3,125,000 ADSs (“Series E Warrants”) and series F warrants to purchase up to an aggregate of 3,125,000 ADSs (“Series F Warrants”, and, with the Series E Warrants, the “Warrants”), which are being issued in a concurrent private placement. The combined purchase price per each ADS and accompanying Warrants sold in the Offering is $0.80. The aggregate gross proceeds from the Offering are expected to be approximately $2.5 million, excluding any proceeds from any future exercises of Warrants. The Offering is expected to close on or about October 16, 2025 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds for working capital, general corporate purposes, and continued research and development (“R&D”). Specifically with regard to its focused R&D work, the Company intends to use these funds to generate differentiated data on the novel ADC payload that highlights its unique action against cancer and builds on new data being presented at the upcoming Society for Immunotherapy Cancer Society Annual Meeting in early November.

The Series E Warrants have an exercise price of $0.98 per share, subject to customary adjustments as set forth therein, are exercisable commencing on the effective date (the “Shareholder Approval Date”) of shareholder approval of the issuance of the ADSs issuable upon exercise of the Warrants (the “Shareholder Approval”), and will have a 5-year term from the Shareholder Approval Date. The Series F Warrants have an exercise price of $0.98 per share, subject to customary adjustments as set forth therein, are exercisable on the Shareholder Approval Date, and will have a thirty-month term from the Shareholder Approval Date. If at the time of exercise there is no effective registration statement registering the ADSs underlying the Warrants, the Warrants may be exercised on a cashless basis. The Company has agreed to file a registration statement registering for resale the ADSs issuable upon exercise of the Warrants and the Placement Agent Warrants (defined below) within 30 days of the Closing Date.

The Company has agreed to call a meeting of its shareholders for the purpose of obtaining shareholder approval (the “Special Meeting”) within sixty (60) days of the closing date of this transaction for the purpose of obtaining Shareholder Approval. If Shareholder Approval is not obtained at the Special Meeting, the Company shall call a meeting every forty (40) days thereafter to seek Shareholder Approval until Shareholder Approval is obtained or the Warrants are no longer outstanding.

A holder of the Warrants will not have the right to exercise any portion of its Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates or any other persons whose beneficial ownership of Ordinary Shares would be aggregated with the holder’s or any of the holder’s affiliates), would beneficially own Ordinary Shares in excess of 4.99% (or 9.99% at the holder’s election) of the number of the Ordinary Shares outstanding immediately after giving effect to such exercise.

Under the Purchase Agreement, the Company has agreed not to (i) enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs, Ordinary Shares or ordinary share equivalents, or (ii) file any registration statement or amendment or supplement thereto, for a period of 30 days following the closing of the Offering, subject to certain customary exceptions. In addition, the Purchase Agreement provides that for a period of one year following the closing of the Offering, the Company will not effect or enter into an agreement to effect a “variable rate transaction” as defined in the Purchase Agreement, subject to certain customary exceptions.

The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Company also entered into a placement agency agreement (the “Placement Agent Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company in connection with the Offering. The Company agreed to pay the Placement Agent a placement agent fee equal to 7.2% of the gross proceeds from the sale of the securities in the Offering, a management fee equal to 0.5% of the gross proceeds from the sale of the securities in the Offering and a non-accountable expense allowance of up to $75,000. The Placement Agent or its designees will also receive warrants (the “Placement Agent Warrants”) on substantially the same terms as the Series E Warrants in an amount equal to 4.0% of the aggregate number of ADSs sold in the Offering, or Placement Agent warrants to purchase up to 125,000 ADSs, at an exercise price of $1.00 per share and will have a 5-year term from the commencement of sales of the Offering.

The ADSs to be issued in the Offering are being issued pursuant to a prospectus supplement dated as of October 14, 2025, which was filed with the Securities and Exchange Commission, in connection with a takedown from the Company’s shelf registration statement on Form F-3 (File No. 333-289056) (the “Registration Statement”), which became effective on July 31, 2025, and the base prospectus dated as of July 31, 2025 contained in such Registration Statement.

The Warrants, the Placement Agent Warrants and the ADSs and Ordinary Shares underlying the Warrants and Placement Agent Warrants are being offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated thereunder. The investors have represented that they are accredited investors, as that term is defined in Regulation D, or qualified institutional buyer as defined in Rule 144(A)(a), and have acquired the Warrants and the ADSs and Ordinary Shares underlying the Warrants as principals for their own respective accounts and have no arrangements or understandings for any distribution thereof. The offer and sale of the foregoing securities is being made without any form of general solicitation or advertising. The Warrants, the Placement Agent Warrants and the ADSs and Ordinary Shares underlying the Warrants and Placement Agent Warrants have not been registered under the Securities Act or applicable state securities laws. Accordingly, the Warrants, the Placement Agent Warrants and the ADSs and Ordinary Shares underlying the Warrants and Placement Agent Warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy, nor shall there be any sale of, any of the securities described herein in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Purchase Agreement, the Placement Agent Agreement, the Warrants and Placement Agent Warrants are not complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as exhibits to this Report on Form 8-K and are incorporated by reference herein.

A copy of the opinions of Greenberg Traurig, LLP (U.K.) relating to the legality of the Ordinary Shares underlying the ADSs issued in the Offering is attached as Exhibit 5.1 hereto.

The Company previously announced the Offering in a press release issued on October 15, 2025, which is included as an exhibit to a Report on Form 8-K filed with the SEC on the same day.

This Report on Form 8-K, including all exhibits hereto, is hereby incorporated by reference into all effective registration statements filed by the registrant under the Securities Act of 1933.

Item 3.02.	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the Warrants, Placement Agent Warrants and the ADSs and Ordinary Shares issuable upon exercise of the Warrants and Placement Agent Warrants is incorporated herein by reference.

Forward Looking Statements

This Report of on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For example, this Report states that the Offering is expected to close on or about October 16, 2025. In fact, the closing of the Offering is subject to various conditions and contingencies as are customary in securities purchase agreements in the United States. If these conditions are not satisfied or the specified contingencies do not occur, this Offering may not close. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
5.1	Opinion of Greenberg Traurig LLP (U.K.)
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agent Agreement
10.3	Form of Series E Warrant
10.4	Form of Series F Warrant
10.5	Form of Placement Agent Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akari Therapeutics, Plc

Date: October 16, 2025	By:	/s/ Torsten Hombeck
	Name:	Torsten Hombeck
	Title:	Chief Financial Officer